SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 20, 2004
                _________________________________________________
                Date of Report (Date of earliest event reported)


                          NANOPIERCE TECHNOLOGIES, INC.
              _____________________________________________________
             (Exact name of Registrant as specified in its charter)


              Nevada                   33-19598-D               84-0992908
          __________________________________________________________________
  (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                  Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            ________________________________________________________
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
             ______________________________________________________
              (Registrant's telephone number, including area code)

ITEM  5  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     This amendment on Form 8K is filed to amend and supercede the disclosure of the financing completed by NanoPierce Technologies, Inc. filed with the Securities and Exchange Commission on January 27, 2004.

     (a) On January 12, 2004, NanoPierce Technologies, Inc. (the "Registrant") and a placement agent (the "Placement Agent") entered into a placement agent agreement (the "Placement Agent Agreement") in connection with a proposed sale of the Registrant's securities to a number of "accredited investors" (as defined in the Securities Act of 1933, as amended (the"1933 Act")), in a private placement transaction exempt from registration pursuant to Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder (the "Transaction"). On January 12, 2004, the Registrant, the Placement Agent and an escrow agent entered into an escrow agreement (the "Escrow Agreement"). Forms of the Placement Agent Agreement, the Escrow Agreement and the Securities Purchase Agreement (defined below) are attached hereto as exhibits.

     (b) On January 20, 2004 (the "Closing Date"), the Registrant sold to purchasers ("Investors") a total of20,000,000 units at $0.10 per unit for an aggregate of $2,000,000 (the "Gross Proceeds") in the Transaction, pursuant to a Securities Purchase Agreement dated as of the Closing Date (the "Securities Purchase Agreement"). For each unit purchased, the Investors received (i) one share of the Registrant's common stock, par value $.0001 per share ("Common Stock"), (ii) a warrant to purchase one share of Common Stock at an exercise price of $0.10 per share ("the $0.10 warrants") and (iii) an additional warrant to purchase two shares of Common Stock at an exercise price of $0.25 per share (the"$0.25 warrants). The $0.10 warrants and the $0.25 warrants expire on January 20, 2009 unless exercised earlier.

     On the Closing Date, the Placement Agent received a fee consisting of a cash payment equal to 3% of Gross Proceeds from the Transaction and warrants to purchase 3% of the total number of shares of Common Stock issued to the Investors on the Closing Date. The warrants have an exercise price of $0.10 per share and expire on January 20, 2009 unless exercised earlier. The Placement Agent is also entitled to receive an additional cash payment equal to 3% of the gross proceeds, if any, received by the Registrant as a result of the exercise of the $0.10 warrants and additional warrants to purchase 3% of the total number of shares issued as a result of the exercise of the $0.10 warrants. The additional warrants have an exercise price of $0.10 per share and expire on January 20, 2009 unless exercised earlier.

     An unrelated third party ("the Finder") received a fee for the introduction of the Registrant to the Placement Agent and the purchasers and for various consulting work done on behalf of the Registrant. The fee consisted of a cash payment equal to 10% of the gross proceeds from the Transaction and warrants to purchase 10% of the total number of shares of Common Stock issued to the Investors on the Closing Date. The warrants have an exercise price of $0.10 per share and expire on January 20, 2009 unless exercised earlier. The Finder is also entitled to receive an additional cash payment of 10% of the gross proceeds, if any, received by the Registrant as a result of the exercise of the $0.10 warrants and additional warrants to purchase 10% of the total number of shares, if any, issued as a result of the exercise of the $0.10 warrants. The additional warrants have an exercise price of $0.10 per share and expire on January 20, 2009 unless exercised earlier.

     If all of the warrants from the Transaction issued to the Investors, the Placement Agent and the Finder are exercised, the Registrant will be required to issue an additional 85,200,000 shares of Common Stock, and the Registrant, on a fully diluted basis, would have 167,605,744 shares of Common Stock issued and outstanding.

ITEM 7 EXHIBITS AND FINANCIAL INFORMATION

               (c) Exhibits: The following exhibits to the Registration Statement are hereby filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
               Item  601  of  Regulation  S-B.


EXHIBIT NO.                                 DESCRIPTION

      1.01*    Form of Placement Agent Agreement between the Registrant and the Placement Agent

      4.01*    Form of Securities Purchase Agreement between the Registrant and the Investors

      4.02*    Form of warrants issued to the Investors, Placement Agent and Finder

     10.01*    Escrow Agreement among the Registrant, the Investors and the Escrow Agent
________________
*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 30, 2004                NANOPIERCE TECHNOLOGIES, INC.




                                       /s/ Paul H. Metzinger
                                      ---------------------------------
                                      Paul H. Metzinger, President &
                                      Chief Executive Officer




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